Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us.	E-FILED	Colorado Secretary of State Date and Time: 03/25/2014 01:29 PM ID Number: 20141195196 Document number: 20141195196 Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1.

The domestic entity name for the corporation is:

United Cannabis Corporation

(Caution:  The use of certain terms or abbreviations are restricted by law.  Read instructions for more information.)

2.

The principal office of the corporation’s initial principal office is

Street address

10235 Woodrose Lane

                                     (Street number and name)

Highlands Ranch                         CO          80129

                     (City)                                 (State)       (Zip/Postal Code)

                                                              United States

        (Province – if applicable)                             (Country)

Mailing address

(leave blank if same as street address)

                  (Street number and name or Post Office Box information)

                     (City)                                 (State)       (Zip/Postal Code)

3.

The registered agent name and registered agent address of the corporation’s initial registered agent are

Name

  (if an individual)

Sawyer                         Jon

                (Last)                   (First)             (Middle)           (Suffix)

Or

  (if an entity)

(Caution:  Do not provide both an individual and an entity name.)

Street address

303 East 17th Ave.

                                     (Street number and name)

Suite 800

Denver                                      CO          80203

                     (City)                                 (State)       (Zip/Postal Code)

Mailing address

(leave blank if same as street address)

                  (Street number and name or Post Office Box information)

                                                   CO

                     (City)                                 (State)       (Zip/Postal Code)

ARTINC_PC                                                                                           Page 1 of 3                                                              Rev. 8/5/2013

(The following statement is adopted by marking the box.)

☒  The person appointed as registered agent above has consented to being so appointed.

4.

The true name and mailing address of the incorporator are

Name

  (if an individual)

Sawyer                         Jon

                (Last)                   (First)             (Middle)           (Suffix)

Or

  (if an entity)

(Caution:  Do not provide both an individual and an entity name.)

Street address

303 East 17th Ave.

                                     (Street number and name)

Suite 800

Denver                                      CO          80203

                     (City)                                 (State)       (Zip/Postal Code)

                                                               United States

        (Province – if applicable)                             (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment)

☐

The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5.

The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows:

¡

The corporation is authorized to issue _________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

¤

Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒

This document contains additional information as provided by law.

7.

(Caution:  Leave blank if the document does not have a delayed effective date.  Stating a delayed effective date has significant legal consequences.  Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format)

The delayed effective date and, if applicable, time of this document is/are:  _________________________________

                                                              (mm/dd/yyy hour minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes that the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes that the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

ARTINC_PC                                                                                           Page 2 of 3                                                              Rev. 8/5/2013

8.

The true name and mailing address of the individual causing the document to be delivered for filing are

Sawyer                         Jon

                (Last)                   (First)             (Middle)           (Suffix)

303 East 17th Ave.

                                     (Street number and name)

Suite 800

Denver                                      CO          80203

                     (City)                                 (State)       (Zip/Postal Code)

                                                             United States

        (Province – if applicable)                             (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐

This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty.  While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet.  Questions should be addressed to the user’s legal, business or tax advisor(s).

ARTINC_PC                                                                                           Page 3 of 3                                                              Rev. 8/5/2013

ARTICLES OF INCORPORATION

OF

UNITED CANNABIS CORPORATION

KNOW ALL MEN BY THESE PRESENTS:  That the undersigned Corporation, pursuant to the provisions of the Colorado Business Corporation Act, does hereby adopt these Articles of Incorporation.

ARTICLE I

Name

The name of the Corporation shall be “United Cannabis Corporation.”

ARTICLE II

Authorized Shares

Section 1:  Number. The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of common stock of one class, all with no par value and Ten Million (10,000,000) shares of preferred stock, all with no par value, to have such classes and preferences as the Board of Directors may determine from time to time.

Section 2: Dividends. Dividends in cash, property or shares of the Corporation may be paid upon the stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

ARTICLE III

Preemptive Rights

The holders of the capital stock of this Corporation shall not have the preemptive right to acquire additional unissued shares or treasury shares of the capital stock of this Corporation, or securities convertible into shares of capital stock.

ARTICLE IV

Cumulative Voting

Cumulative voting of shares of stock of the Corporation shall not be allowed or authorized in the election of the Board of Directors of the Corporation.

ARTICLE V

Provisions for Regulation of the

Internal Corporate Affairs

The following provisions are inserted for the management of the business and for the regulation of the internal affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

Section 1: Bylaws. The Board of Directors shall have the power to adopt, alter, amend or repeal, from time to time, such Bylaws as it deems proper for the management of the affairs of the Corporation, according to these Articles and to the extent permitted by the Colorado Business Corporation Act.

Section 2: Executive Committee. The Bylaws may provide for designation by the Board of Directors of an Executive Committee and one or more other committees, the personnel and authority of which and the other provisions relating to which shall be as may be set forth in the Bylaws.

Section 3: Place of Meetings. Both Stockholders' and Directors' meetings may be held either within or without the State of Colorado, as may be provided in the Bylaws.

Section 4: Compensation to Directors. The Board of Directors is authorized to make provisions for reasonable compensation to its members for their services as Directors. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

1

Section 5: Conflicts of Interest. No transaction of the Corporation with any other person, firm or corporation, or in which this Corporation is interested, shall be affected or invalidated solely by: (a) the fact that any one or more of the Directors or Officers of this Corporation is interested in or is a director, or officer of another corporation; or (b) the fact that any Director or Officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.

Section 6: Registered Owner of Stock. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, on the part of any other person, including, but not limited to, .a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee of any of the shares of the Corporation shall not be entitled to: (a) receive notice of the meetings of the Shareholders; (b) vote at such meetings; (c) examine a list of the Shareholders; (d) be paid dividends or other sums payable to Shareholders, or (e) own, enjoy or exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee or transferee has become the registered holder of such shares.

Section 7: Conduct of Business. The Corporation may conduct part or all of its business, not only in the State of Colorado, but also in every other state of the United States and the District of Columbia, and in any territory, district and possession of the United States, and in any foreign country, and the Corporation may qualify to do business in any of such locations and appoint an agent for service of process therein. The Corporation may hold, purchase, mortgage, lease and convey real and personal property in any of such locations. Part or all of the business of the Corporation may be carried on beyond the limits of the State of Colorado, and the Corporation may have one or more offices out of the State of Colorado.

Section 8: Action of the Shareholders.  To the fullest extent now or hereafter permitted by the Colorado Business Corporation Act, the vote or consent of a majority of the issued and outstanding shares of the Corporation entitled to vote on such matter shall be sufficient to approve any matter requiring shareholder action, including, but not limited to, the right from time to time, to amend, alter or repeal, or add any provisions to, the Corporation’s Articles of Incorporation.  Shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take an action at a meeting at which all of the shares entitled to vote thereon were present and voted, may consent, in lieu of a meeting, to such action in writing in accordance with the procedures of the Colorado Business Corporation Act, as then currently in place from time to time.

Section 9: Quorum For Voting. A quorum of Shareholders for any matter to come before any meeting of Shareholders of the Corporation shall consist of not less than one-third of the issued and outstanding shares entitled to vote on the matter, except where a greater number is specifically required by the provisions of the Colorado Business Corporation Act, as then currently in place from time to time.

Section 10: Restrictions on Stock. The Directors shall have the right, from time to time, to impose restrictions or to enter into agreements on behalf of the Corporation imposing restrictions on the transfer of all or a portion of the Corporation's shares, provided that no restrictions shall be imposed on the transfer of shares outstanding at the time the restrictions are adopted unless the holder of such shares consents to the restrictions.

Section 11: Limitation of Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of the Colorado Business Corporation Act as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

Section 12: Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to, attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee,

2

employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

ARTICLE VI

Principal Office

The address of the principal office of the Corporation is: 10235 Woodrose Lane, Highlands Ranch, Colorado 80129. The principal office of the Corporation may be relocated to such other place or places from time to time as may be determined by the Board of Directors.

ARTICLE VII

Registered Office and Registered Agent

The address of the registered office of the Corporation is 303 East 17th Avenue, Suite 800, Denver, Colorado 80203, and the name of the registered agent at such address is Jon D. Sawyer.

3